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                                  EXHIBIT 24.3
           CONSENT TO BE NAMED IN REGISTRATION STATEMENT -- FORM S-4


As the author of the Investigating Accountant's Report dated 18 October 1995 ("the Report") in Appendix A of the Form S-4 Registration Statement of Homestake Mining Company ("the Registration Statement"), Coopers & Lybrand (Securities) Limited, Australia, hereby consents to:


    (a) the use of the Report in the Registration Statement in the form and context in which the Report is included; and

    (b) the  reference   to  our   company   under  the   caption   "Independent
        Accountants."

Coopers & Lybrand (Securities) Limited, Australia, has not authorised nor caused the issue of this Registration Statement.


Dated this 18th day of October 1995


For and on behalf of Coopers & Lybrand (Securities) Limited, Australia

--------------------------------------  --------------------------------------
Charles H Humphrey                      Geoffrey M Cottrell
Authorised Representative               Authorised Representative

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